UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2005 (July 25, 2005)
NEXTEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19656	36-3939651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code:(703) 433 - 4000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.
On July 25, 2005, our counsel informed representatives of Nextel Partners, Inc. that we believed that Nextel Partners’ preliminary proxy statement filed with the SEC on June 23, 2005 required revision in a number of respects. Among other things, the letter indicates that:
•	We believe that the discussion of a “control premium” needs to be balanced by a discussion of the various other factors required to be considered in determining “fair market value” for purposes of the put provisions in Partners’ charter. In our view, the charter requires that intrinsic value be ascertained using methodologies normally used to value businesses in M&A transactions.

•	One of the factors to be considered is a “control premium” over “unaffected market prices”. However, this is only one of the factors to be considered under the applicable documentation. Moreover, we believe that the market prices against which they are to be measured should be the prices that prevailed long before the possibility of the exercise of the put rights became manifest. We also believe that any premium analysis should take into account that, in our opinion, the synergies applicable here are likely to be less significant than they are in comparable transactions because we already provide many services to Nextel Partners at little or no cost.

•	We believe that the valuation process must take into account foreseeable changes following our merger with Sprint, and that management’s forecasts, while relevant, may not be determinative.

•	Despite the best intentions of both parties, we believe that the time required to resolve the “fair market value” issue could be lengthy. In our opinion, the appraisal process could continue at least four months and we do not know how long any challenge process will take given that, among other things, there is no timeline specified in the relevant documentation for this purpose. There also is no provision in the documentation requiring us to pay interest or other time-value-of-money compensation on any amounts ultimately determined to be due until 60 days after the payment is due.

The full text of our counsel’s July 25th letter follows:
July 25, 2005
Direct Number: 212.326.3800
raprofusek@jonesday.com
JP657768
501739-087086
Nextel Partners, Inc.
4500 Carillon Point
Kirkland, Washington 98033
Attention:	Donald Manning, Esq. Vice President, General Counsel and Secretary
Steven A. Rosenblum, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York New York 10019

Re:	June 23rd Preliminary Proxy Materials

Gentlemen:
Introduction
     We have received a copy of your July 22nd letter. Our initial reaction is that your request is premature and not supported by the relevant provisions of your charter and our agreements. Nonetheless, we will respond to the letter in more detail in due course. In the interim, we thought it might be helpful to inform you of the principal areas in which we think Nextel Partners’ preliminary proxy statement requires revision.
     The June 23rd preliminary proxy materials indicate that a special committee of the Nextel Partners board had recommended that its Class A shareholders vote to trigger the so-called “put rights"1 arising after the Sprint-Nextel merger. Among other things, the preliminary proxy statement was accompanied by a letter to shareholders referencing the recommendation, identified a number of factors the special committee considered relevant to that recommendation and addressed the advice provided to the Special Committee by Morgan Stanley, the company’s financial advisor, all focused primarily on the opportunity for shareholders to obtain a “control premium” for their stock. The preliminary proxy statement included a variety of other information, particularly sections essentially paraphrasing the unusual and complex language in the company’s certificate of incorporation governing the put rights, “risk factor” boilerplate and various other data, including a stock trading price historical table. It did not include financial data that we believe would be necessary to assess the intrinsic value of Nextel Partners.
     We believe that Nextel shares a common interest with Nextel Partners in assuring that Nextel Partners shareholders are presented with a fair, balanced and complete description of the potentially material issues

[1]	We use the term “put rights” here because it is used in your charter, but as discussed below these are not customary puts—once triggered, the shareholders lose the option to hold their shares.

surrounding the put rights and the related valuation process. Nextel owns almost one-third of the company’s capital stock, has a designee on the company’s board and, if the rights are triggered, would end up owning the company. Both Delaware and federal law impose various duties on corporate directors in connection with change-in-control transactions.
     In short, we have two overarching concerns with the preliminary proxy: (1) its slant toward a control premium over what we believe shareholders may infer to necessarily be current market prices and (2) its failure to explain central issues of process and substance pertaining to the “put rights,” as well as Nextel Partners’ views on those issues, any material countervailing views and the best information reasonably available, even if not final. Absent this, Nextel Partners shareholders could be required to make an irrevocable decision, based on the special committee’s recommendation, to begin a potentially lengthy process by which they commit all Class A shareholders to sell their shares at an undeterminable time and for an unknown price and form of consideration.
     To assist in your consideration of our views, I will review them in greater detail below.
Valuation
     In our view, the preliminary proxy statement, taken as a whole, implies that the “fair market value” to be paid will necessarily reflect a premium over and above the current market price. For example, the discussion of Morgan Stanley’s analysis and advice is, we think, rather clearly tilted in that direction. And Nextel Partners states that shareholders are unlikely to challenge the appraisal because the challenge ceiling is below current market prices — a clear indication that it believes the appraised value will not be below current market prices. Moreover, the reference to a “control premium” is the only element of the definition of fair market value that is mentioned in the shareholder letter, the Q&A and the summary. While it is true that the other elements of the definition are mentioned later in the document, their importance is, in our view, overshadowed and they are quoted or paraphrased from the charter without explanation or discussion about how each element might be applied and what information is relevant to each.
     In our opinion, additional discussion of the “unaffected” market price is required. This element of fair market value is listed in the back of the document along with the other elements of fair market value lifted from the charter or paraphrased without any discussion about what it might mean for valuation other than a reference in a risk factor. In our opinion, the “unaffected” market prices to which the charter refers are those that prevailed before the possibility of the put exercise became manifest. Since Nextel Partners apparently thinks that other market prices may be relevant, we believe the preliminary proxy statement should clearly and fairly identify the issue, discuss the relative merits of alternative points of view and explain how the resolution of this issue would affect the required value determination.
     The preliminary proxy statement essentially lifts the definition of fair market value from the charter, but we believe that, considered as a whole, it may well focus shareholders only on the phrase “control premium.” This is only one of many specific factors the appraisers are instructed to consider. We believe that these other factors, and the fundamental direction in the charter, mean that “fair market value” will be determined under traditional methodologies (“the price that would be paid for all of the Corporation Capital Stock . . . by a willing buyer to a willing seller, in an arm’s-length transaction”). This leads us to the belief that the appraisal process is required to seek to find the intrinsic value of Nextel Partners, determined using methodologies normally used to value businesses in M&A transactions.
     It is also our view that the discussion of premiums is incomplete — premiums paid in acquisitions cannot be examined in isolation. We believe that the amount of any premium depends on the net present value of the transaction to the buyer and that this is a function of the intrinsic value of the target company plus the net present value of any transaction synergies, compared to the all-in acquisition price. In our view, the “willing buyer and willing seller” element of the fair market value definition is predicated on this fundamental concept—any rational buyer will require a fair return at reasonable risk and no rational buyer will knowingly undertake a value-destructive acquisition. We also believe that synergies (also referenced in the discussion of Morgan

Stanley’s advice) are likely to be less significant than in substantial acquisitions generally in that, among other things, Nextel Partners’ results of operations already reflect the benefit of many services that Nextel has historically provided at little or no cost to Nextel Partners. This should, we believe, compress any premium that might otherwise be said to apply.
     The valuation process must, in our opinion, reflect a reasonable assessment of Nextel Partners’ future prospects, including any reasonably expected changes following the Sprint-Nextel merger. The preliminary proxy statement notes on page 16 that Nextel Partners’ charter does not specify the “as of” date for the fair market value determination and states that the appraisers will choose a date. Whether or not this is the case, we believe that the preliminary proxy statement misses the main point: that the value to a willing buyer can only be reasonably determined based on the future prospects of the business. No estimates of future prospects are given in the proxy statement. And only once, in the Morgan Stanley analysis discussion, does the proxy statement mention that valuation will “depend on Nextel Partners’ management’s estimates of the future performance of the business.” Nextel Partners’ management’s estimates may be the estimates that Morgan Stanley uses in its role as Nextel Partners’ chosen appraiser, but we believe that they are not necessarily the estimates that will be determinative of fair market value because, in our view, a “willing buyer” is unlikely to rely solely on the seller’s estimates. We also believe that, to the extent that actual results or events supersede and inform a reasonable assessment of future performance during the process, this must be taken into account by the appraisers and should be highlighted to Nextel Partners shareholders.
Timeline
     Despite the best intentions of both parties, we believe that it is possible, if not likely, that the appraisal process will consume at least four months after the put is exercised. Indeed, it could in fact take even longer if one or both of the parties, or Nextel Partners’ shareholders, contest the meaning of provisions potentially relevant here or exercise the right to pursue the challenge process.2 As you of course well know, Nextel Partners has itself already started both litigation and arbitration concerning its disputes over the meaning of a number of provisions of our various agreements.
     There is no discussion in the proxy statement regarding the timetable for concluding the challenge process except for a conclusory statement in the risk factors that this could result in a delay. We believe that the challenge process, if triggered, could continue for a substantial period of time, during which Class A shareholders would have no rights other than the right eventually to receive an amount in cash or equity consideration (as described below) that cannot then be determined.
     We believe that the preliminary proxy materials also do not adequately discuss the value implications of the extended period of time it may well take to complete the appraisal process and any related proceedings associated with the challenge process.
     It is not sufficient, in our view, to refer to risks of delay only in the risk factors. There is no provision in the charter for the payment of interest or any other amount in respect of the time value of money prior to the date on which payment becomes due.
* * * * *

[2]	Other key factors that could result in delays in the put exercise, the related appraisal process and the timing of the actual put payment include: (1) SEC clearance of the Nextel Partners proxy materials, (2) the requirement for an effective registration statement for Nextel or Sprint Nextel shares, should Nextel choose to use this option, (3) the time required to obtain regulatory approvals, (4) the fact that Nextel is permitted to delay payment for 180 days after payment is due (with, in this narrow instance, interest at 10% after 60 days from the due date), and (5) the potential difficulty of identifying a third appraiser (particularly in light of the requirement of your charter that the third appraiser not be informed as to the first two appraisals, even though the charter requires that the appraisals be provided to shareholders and therefore made public).

     We look forward to your response to our concerns, and further note that we have other comments that we would be pleased to share with you once these deficiencies are remedied.
     As I trust you will appreciate, we reserve our rights with respect to all matters referred to in this letter.
Very truly yours,
Robert A. Profusek
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
A number of the matters discussed in this report that are not historical or current facts deal with potential future circumstances and developments, in particular, matters relating to the put rights and valuation process related to Nextel Partners shares and the timing of the proposed merger with Sprint Corporation. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: satisfaction of various conditions to the closing of the merger; whether the notices required to initiate the put process with respect to Nextel Partners shares are delivered, the potential exercise of the put right by a majority of Nextel Partners’ shareholders; the timing and outcome of the processes relating to, and resolution of various interpretive issues relevant to, the put rights and related appraisal process; and the risks that are described from time to time in Nextel’s reports filed with the SEC, including Nextel’s annual report on Form 10-K, as amended, for the year ended December 31, 2004 and quarterly report on Form 10-Q for the quarterly period ended March 31, 2005. This document speaks only as of its date, and Nextel disclaims any duty to update the information herein.
Additional Information and Where to Find It
In the event that Nextel Partners’ shareholders exercise the put right and Nextel’s subsidiary, Nextel WIP Corp., elects to pay the put price in shares of common stock, a registration statement will be filed with the SEC. SHOULD THAT OCCUR, SHAREHOLDERS OF NEXTEL PARTNERS ARE ENCOURAGED TO READ THAT REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROSPECTUS THAT WOULD BE A PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PURCHASE OF NEXTEL PARTNERS’ CLASS A COMMON STOCK PURSUANT TO NEXTEL PARTNERS’ PUT RIGHT. In the event such documents are filed with the SEC, investors and security holders will be able to obtain them when they become available free of charge at the SEC’s web site, www.sec.gov, or from Nextel Investor Relations at Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191, (703) 433-4300.
Participants In Solicitation
In connection with the potential exercise of Nextel Partners’ put right, Nextel and its subsidiary, Nextel WIP Corp. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Nextel Partners’ shareholders. Information concerning Nextel’s directors and executive officers is included in the definitive joint proxy statement/prospectus contained in Sprint Corporation’s Registration Statement on Form S-4 (Reg. No. 333-123333) filed with the SEC on June 10, 2005 and in Nextel’s Form 10-K, as amended, for the year ended December 31, 2004. Additional information regarding the interests of participants of Nextel and/or Nextel WIP Corp. in the solicitation of proxies in respect of the put right, if any, will be included in a registration statement and/or proxy statement relating to Nextel Partners, if required to be filed with the SEC.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
NEXTEL COMMUNICATIONS, INC.
     /s/ Gary D. Begeman
By:    Gary D. Begeman
          Vice President and Deputy General Counsel
Date: July 25, 2005